SCHEDULE 14A


               Information Required in Proxy Statement

                      SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the
                   Securities Exchange Act of 1934

Filed by the Registrant   X

Filed by a Party other than the Registrant

Check the appropriate box:

X    Preliminary Proxy Statement
     Definitive Proxy Statement
     Definitive Additional Materials
     Soliciting Material Pursuant to Exchange Act Rule 14a-11 or
     14a-12

                       THE YORK WATER COMPANY
          (Name of Registrant as Specified In Its Charter)


             (Name of Person(s) Filing Proxy Statement)

                           Lois L. Shultz

Payment of Filing Fee (Check the appropriate box):

X    $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or
     14a-6(j)(2)

     $500 per each part to the controversy pursuant to Exchange
     Act Rule 14a-6(i)(3).

     Fee computed on table below per Exchange Act Rules 14a-
     6(i)(4) and 0-11

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which the transaction applies;

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     4)   Proposed maximum aggregate value of transaction:

     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

THE YORK WATER COMPANY
130 EAST MARKET STREET
YORK, PENNSYLVANIA 17401


                                                         April 1, 1996

              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

            TO THE SHAREHOLDERS OF THE YORK WATER COMPANY


NOTICE IS HEREBY GIVEN that the Annual Meeting of the
Shareholders of The York Water Company will be held at the office of the Company, 130 East Market Street, in the City of York,
Pennsylvania, on May 6, 1996 at 1:00 P.M. for the purpose of taking action upon the following proposals:

     (1) To elect three (3) Directors to three-year terms of office;

     (2) To appoint independent accountants to audit the books and accounts of the Company for the year 1996;

     (3) To consider and vote upon a proposal to amend and restate the Articles of Incorporation of the Company;
          and

     (4) To transact such other business as may properly come before the meeting.

   The Board of Directors has fixed the close of business on March 15, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting, and at any adjournment or adjournments thereof.

   You are cordially invited to attend the meeting. In the event you will be unable to attend, you are respectfully requested to sign, date and return the enclosed proxy at your earliest convenience in the enclosed stamped return envelope.

                                  By order of the Board of Directors,

                                                     JEFFREY S. OSMAN
                                                            Secretary

                       THE YORK WATER COMPANY
                       130 EAST MARKET STREET
                      YORK, PENNSYLVANIA 17405


                                                        April 1, 1996

                          PROXY STATEMENT

     This Proxy Statement and the accompanying form of proxy are being furnished to the shareholders of The York Water Company (hereinafter referred to as the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for proxies, whereby shareholders would appoint Irvin S. Naylor, William T. Morris, and Horace Keesey III and each of them, as Proxies on behalf of the shareholders, to be used at the Annual Meeting of the Shareholders of the Company to be held at 1:00 p.m. at the office of the Company on May 6, 1996 (the "Annual Meeting") and at any adjournment or adjournments thereof.

     Solicitation of proxies will be primarily by mail. Proxies may also be solicited personally and by telephone by regular employees of the Company. The expenses of the solicitation will be borne by the Company. Such expenses may also include ordinary charges and expenses of brokerage houses and other custodians, nominees and other fiduciaries for forwarding documents to shareholders. This Proxy Statement has been mailed to shareholders of the Company on or about March 31, 1996.

     A shareholder who completes and forwards the enclosed proxy to the Company is not precluded from attending the Annual Meeting and voting his or her shares in person, and may revoke the proxy by delivering a later dated proxy or by written notification to the Company at any time before the proxy is exercised.


                       PURPOSE OF THE MEETING

     At the Annual Meeting, shareholders of the Company will consider and vote upon proposals: (i) to elect three (3) Directors to serve for a term of three (3) years; (ii) to ratify the appointment of KPMG Peat Marwick as independent auditors for the fiscal year ending December 31, 1996; and (iii) to amend and restate the Company's Articles of Incorporation (the "Existing Articles") to, among other things, increase the authorized Common Stock from 1,000,000 to 1,200,000 shares and to add a portion of Codorus Township to the description of the Company's chartered territory contained in the Existing Articles. Shareholders may also consider and vote upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.


                        VOTING AT THE MEETING

     The outstanding securities of the Company entitled to vote at the meeting consist of 637,041 shares of Common Stock, par value $10.00 per share. The presence at the Annual Meeting in person or by proxy of shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast will constitute a quorum for the Annual Meeting.

     The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or at any adjournment or adjournments thereof is the close of business on March 15, 1996. Shareholders are entitled to one vote for each share on all matters coming before the meeting, except that shareholders have cumulative voting rights with respect to the election of Directors. Cumulative voting rights permit each shareholder to cast as many votes in the election of each class of Directors to be elected as shall equal the number of such shareholder's shares of Common Stock multiplied by the number of Directors to be elected in such class of Directors, and each shareholder may cast all such votes for a single nominee or distribute such votes among two or more nominees in such class as the shareholder may see fit. Discretionary authority to cumulate votes is not being solicited.

     In accordance with Pennsylvania law, a shareholder can withhold authority to vote for all nominees for directors or can withhold authority to vote for certain nominees for directors. Directors will be elected by a plurality of the votes cast. Votes that are withheld will be excluded from the vote and will have no effect.

     The approval of the proposals to ratify the Company's auditors and to amend and restate the Existing Articles each requires the affirmative vote of a majority of the votes cast by all the holders of the Common Stock entitled to vote thereon. Abstentions and broker non-votes, because they are not treated as votes cast, will have no effect on whether these proposals are approved by the shareholders.

     The Company believes that brokers who have received no voting instructions from their customers will not have discretion to vote on the proposal to amend and restate the Existing Articles. Brokers will have such discretion to vote with respect to election of directors and the proposal to ratify the Company's auditors.


           VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     No person, so far as known to the Company, based upon information contained in SEC filings, beneficially owns five (5) percent or more of the Company's outstanding Common Stock as of March 15, 1996.


                       ELECTION OF DIRECTORS

     At the Annual Meeting, all the nominees, each of whom is currently serving as Director, are to be elected to serve for the ensuing three (3) years and until their respective successors have been elected and qualified. The Company has a total of nine Directors, who are elected to staggered three-year terms of office. Each share represented by the enclosed proxy will be voted for each of the nominees listed, unless authority to do so is withheld. If any nominee becomes unavailable for any reason or if a vacancy should occur before the election (which events are not anticipated), the shares represented by the enclosed proxy may be voted for such other person as may be determined by the Proxies.

     The three directors are to be elected by a plurality of the votes cast at the Annual Meeting. The Board of Directors unanimously recommends a vote "FOR" each of the nominees.

     The information appearing in the following table with respect to principal occupation and beneficial ownership of Common Stock of the Company has been furnished to the Company by the three nominees and the seven directors continuing in office as of March
15, 1996.


                                                                                              Full Shares         Percent of
                                              Principal Occupation   Director      Owned               Total Shares
       Name                        Age       During Last Five Years           Since      Beneficially<F1>      Outstanding

NOMINEES FOR ELECTION TO THREE YEAR TERMS EXPIRING IN 1999

Paul W. Ware                       49     Chairman, Penn Fuel Gas, Inc.,June,          3/27/89     32,120<F2>          5.04
                                        1990 to date.  President, June, 1989
                                        to March, 1992.  Vice Chairman, May,
                                        1987 to June, 1990.  Executive Vice
                                        President, June, 1988 to June 1989
                                      President, North Penn Gas Company, June,
                                        1988 to March, 1992

John L. Finlayson              55     Vice President-Finance and                   9/2/93      211                 0.03
                                        Administration, Susquehanna Pfaltzgraff
                                        Co., August, 1978 to date

Chloe R. Eichelberger          61    Owner/President/Chief Executive Officer,     9/15/95     309                 0.04
                                        Chloe Eichelberger Textiles, Inc.,
                                        September, 1987 to date





TO CONTINUE FOR TERMS EXPIRING IN 1997

Josephine S. Appell*           72     Chairman of the Board, York Blue             3/26/79     1,380               0.21
                                        Print Company, Inc., October, 1986
                                        to date; Treasurer, May, 1973 to
                                        December, 1993; Secretary, January,
                                        1993 to date
                                      Executive Vice President and Treasurer,
                                        C. S. Davidson, Inc. Engineers, May,
                                        1973 to February, 1993; Director,
                                        May, 1973 to date

Frank Motter*                  68     President, Motter Printing Press Co.,        3/26/79     3,259                    0.51
                                        June, 1972 to date
                                      Consultant, KBA-Motter Corp., Manufacturer
                                       of web-fed printing equipment, December,
                                 1991 to March 1993.  Executive Vice President,
                                        October, 1990 to December, 1991

George Hay Kain, III, Esq.    47     Sole Practitioner, Attorney at Law           8/25/86     3,137<F3>           0.49
                                        April, 1982 to date

Michael W. Gang, Esq.          45     Partner, Morgan, Lewis & Bockius LLP,        1/22/96     239                 0.03
                                        Counselors at Law, October, 1984
                                        to date. Morgan, Lewis & Bockius LLP
                                        is counsel to the Company





TO CONTINUE FOR TERMS EXPIRING IN 1998

Irvin S. Naylor*               60     Chairman of the Board, The York Water        10/31/60    2,579                    0.40
                                        Company, September, 1993 to date
                                        Secretary-Treasurer, The York  Water
                                        Company, May, 1977 to September, 1993
                                      President/Owner, Snow Time, Inc., Owns
                                        and Operates Ski Areas, June, 1964 to date
                                      Vice Chairman/Owner, Cor-Box, Inc.,
                                      Mfg. Corrugated Boxes, June, 1966 to date

William T. Morris, P.E.*       58     President and Chief Executive Officer,       4/19/78     1,809<F4>           0.28
                                       The York Water Company, May, 1995 to date
                                      President and General Manager,
                                        The York Water Company, May, 1982
                                        to May, 1995

Horace Keesey III*             67     Vice Chairman of the Board, The York         8/27/79     2,188<F5>           0.30
                                        Water Company, May, 1995 to date
                                      Vice President, The York Water
                                        Company, May, 1986 to May, 1995
                                      Consultant to the paper industry,
                                        October, 1991 to date
                                      Sales Manager, Recycled Mills,
                                        Stone  Container Corp.,
                                        March, 1986 to October, 1991



All Directors and
Executive Officers
as a group                                                                                     46,992<F6>          7.37


* Members and () Alternate Members of the Executive Committee.



<F1>Except as indicated in the footnotes below, Directors possessed sole voting power and sole investment power with respect to all shares set forth in this column.

<F2>Includes 685 shares held by Mr. Ware as custodian for two minor children for which Mr. Ware disclaims beneficial ownership. Also includes 30,865 shares held by Oxford Foundation, a charitable foundation, of which Mr. Ware is a Direc tor. Mr. Ware shares voting power and investment power with respect to this holding. Mr. Ware's address is 2 East Main Street, Strasburg, PA 17579.

<F3>Includes 596 shares held by wife and child for which Mr. Kain disclaims beneficial ownership.  Also includes 1,425 shares held by estate of his grandfather, for which he is one of three co-trustees and shares voting power and investment power.

<F4>Includes 478 shares owned by Mr. Morris' wife for which Mr. Morris disclaims beneficial ownership.

<F5>Includes 457 shares owned jointly with Mr. Keesey's four adult children on which he shares voting and investment power.

<F6>Includes shares owned by family members, and certain other shares, as to which some Directors and Officers disclaim any beneficial ownership and which are further disclosed in the notes above.

   COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF
1934

 The Company believes that during the year ended December 31, 1995, its directors and executive officers complied with all applicable filing requirements of Section 16(a) of the Securities Exchange Act of 1934. The foregoing statement is based solely upon a review of copies of reports furnished to the Company and written representations of its Directors and executive officers that no other reports were required.


                MEMBERS OF OTHER BOARDS OF DIRECTORS

     The following members of the Board of Directors of The York
Water Company are Board members of publicly held companies as indicated below:

                                        Companies Other Than
               Board Members            The York Water Company

Mrs. Josephine S. Appell        Drovers Bancshares Corp.
                                and
                                The Drovers & Mechanics Bank

Mr. Frank Motter                Drovers Bancshares Corp. and
                                The Drovers & Mechanics Bank

Mr. Paul W. Ware                American Water Works Company





COMMITTEES AND FUNCTIONS

The Company has an Executive Committee, an Audit Committee and a Compensation and Nomination Committee, all of which are composed of members of the Board of Directors.

     The Executive Committee held eleven (11) meetings during the fiscal year ended December 31, 1995. The Executive Committee is empowered to function as delegated by the Board of Directors.

     The Audit Committee held two (2) meetings in 1995. The Audit Committee monitors the audit functions of our independent public accountants and internal controls of the Company. The Audit Committee of the Company is composed of the following Directors appointed by the Board: Frank Motter, Chairman; Josephine S. Appell; Paul W. Ware; and John L. Finlayson.

     The Compensation and Nomination Committee held two (2) meetings in 1995 and considers and makes recommendations to the Board of Directors concerning the proposed compensations, salaries and per diems of the corporate officers, Directors and members of the Committees of the Board of Directors of the Company and makes recommendations to the Board of Directors for nominations for Directors and officers of the Company. This Committee will consider nominees recommended by shareholders of
the Company.   Such recommendations should be made in writing,
should include a statement of the recommended nominee's qualifications, and should be addressed to the Committee at the address of the Company. In accordance with the Company's bylaws, actual nominations must be made in writing and must be received by the Company not less than ninety (90) days before the date of the Annual Meeting. The Compensation and Nomination Committee is composed of the following Directors appointed by the Board:
Frank Motter, Chairman; Josephine S. Appell; Paul W. Ware; and Irvin S. Naylor, ex officio.


          COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information concerning compensation paid or accrued by the Company to the chief executive officer of the Company. No other executive officer of the Company earned more than $100,000 in salary during any of the last three fiscal years. The Company has not paid any bonuses in any of the last three fiscal years.


                     SUMMARY COMPENSATION TABLE

                                     Annual Compensation
Name and                                               All Other
Principal                                             Compensation
 Position           year           Salary($)(1)   ($)(2)
William T. Morris,             1995       119,978        2,339
President and                  1994       104,960        2,339
Chief Executive Officer        1993        99,543        1,839

     (1)  Includes amounts deferred by Mr. Morris
          under the Company's deferred compensation program for management and supervisory personnel (the "Deferred Compensation
          Program").

     (2)  Represents $500 of Company matching
          contributions to the 401(k) plan and $1,839 in insurance policy premiums expended by the Company to fund Mr. Morris' interest in the Deferred Compensation Program. It is anticipated that the Company will expend the total of $7,355 in remaining policy premiums to fund Mr. Morris' interest in the Deferred Compensation Program.

     Officers with five years' service are entitled to benefits under the Company's General and Administrative Employees Pension Plan (the "Pension Plan") upon retirement after attaining age 55. The pension benefit computation is based on the years of service times the sum of $15.50 and 1-1/2% of that portion of the final average monthly earnings which are in excess of $400. The final average monthly earnings are the average of the employee's earnings, exclusive of overtime earnings, for the 60 months immediately preceding the date the pension benefit calculation is made. As of December 31, 1995, Mr. Morris has been credited with 27 years of service under the Pension Plan. The following table illustrates the approximate annual benefit that may become payable under the Pension Plan to the executive officers who have met both the five year and 55 year age requirements, based upon the indicated assumptions as to remuneration and years of credited service. estimated salary increases over amounts reported herein prior to retirement.





 Remuneration           Years of Service
	                     10    15    	20      	25     	30

	145000            22,890  34,335  45,780   57,225   68,670

     The above figures assume retirement at age 65 with a straight-life annuity and without reduction for a survivor benefit.


     The Company maintains a supplemental retirement program
(the "Supplemental Plan"), which provides senior management with a retirement benefit in addition to the Pension Plan. The Supplemental Plan is designed to encourage management to stay with the Company until retirement. Supplemental Plan benefits have been made available to five members of the Company's management and are payable to the executive or his beneficiary (a "Supplemental Plan Beneficiary") monthly over a period of 180 months. The annual benefit payable under the Supplemental Plan (the "Annual Benefit") may be calculated by multiplying the number of years of service subsequent to December 31, 1983 but prior to the attainment of age 65, by a predetermined annual retirement benefit unit, which in the case of Mr. Morris is $3,600 and in the case of all Supplemental Plan Participants ranges from $1,200 to $3,600. The estimated Annual Benefit payable to Mr. Morris at normal retirement age under the Supplemental Plan is $70,176. The Supplemental Plan is funded by insurance policies owned by the Company on each manager covered by the Supplemental Plan, and if the assumptions made as to mortality experience, policy dividends and other factors (the "Funding Assumptions") are realized, the Company will recover all of its payments made under the Supplemental Plan plus a factor for the use of the Company's money. The Company is obligated to pay Annual Benefits, and Supplemental Plan Beneficiaries have the status of unsecured creditors of the Company with respect to Annual Benefits, regardless of whether the Funding Assumptions are realized and the insurance policies fully fund or reimburse the Company for its payments under the Supplemental Plan. The following table illustrates the approximate Annual Benefits that may become payable to Supplemental Plan Beneficiaries:
PAGE

Annual
Retirement
Benefit
Unit	                     Years of Service
                  Subsequent to December 31, 1983

            10    15    	20      	25       	30
 3,600    36000  54000  72000   90000    108000
 2,100    21000  31500  42000   52500     63000
 1,440    14400  21600  28800   36000     43200
 1,200    12000  18000  24000   30000     36000

    The Deferred Compensation Program permits eligible supervisors, managers and executives to defer up to 5% of salary, normally over an eleven (11) year period, with the Company matching the deferment, up to 2-1/2% of salary. The Company has obtained life insurance policies for participants under the Deferred Compensation Program to fund its future payment obligations under the Deferred Compensation Program, and no cash balances are maintained by the Company to fund participant deferrals, Company matching contributions, or earnings with respect to such balances derived from the insurance policies (together, the "Deferred Compensation Program Balances"). At retirement, each participant, or beneficiary, is entitled to receive over a ten-year period monthly payments equal in the aggregate to the Deferred Compensation Program Balance that accrued with respect to such participant in Company maintained book-entry accounts. Except for Mr. Morris, no other directors participate in this program. Mr. Morris' projected annual payment following under this program is $20,599.

     Each Director of the Company is entitled to receive
$3,500 either in the form of a cash payment by the Company to the Director or on behalf of the Director to fund a life insurance policy for the benefit of the Director's named beneficiary. In addition, each Director who is not a regular full-time employee of the Company is entitled to receive the following amounts for services rendered to the Company: $3,100 per annum in Directors' fees; $3,100 per annum for service as a regular member of the Executive Committee; a per diem of $390 for each Board of Directors' Meeting; and a per diem of $340 for a regular or alternate member's attendance at each Executive Committee Meeting. There were 14 Board of Directors' Meetings and 11 Executive Committee Meetings during the fiscal year ended December 31, 1995. All Directors attended at least 75% of the scheduled Board of Directors' Meetings and Committee Meetings.

                        COMPANY PERFORMANCE

     The following line graph presents the annual and cumulative total shareholder return for The York Water Company Common Stock over a five-year period, as compared to a comparable return associated with an investment in the S&P 500 Composite Index and a composite index of water companies prepared and maintained by Edward D. Jones & Co. (the "Peer Index").


(Details of graph not transmitted electronically are as follows:)

                1991      1992      1993    1994     1995

Group            129       143       154     140      150

York Water       110       124       136     151      165

S&P 500          147       156       171     159      193




     The line graph above assumes $100 invested on December
31, 1990 in the Company's Common Stock and the stock of companies included in the S&P 500 and the Peer Index and assumes the quarterly reinvestment of dividends. The return for the Peer Index presented above took into consideration the cumulative total return of the common stock of the following water companies included in the Peer Index: American Water Works Inc.; Aquarion Company; California Water Service; Connecticut Water Service Inc.; Consumers Water Company; Elizabethtown Corp.; GWC Corp.; IWC Resources Corp.; Middlesex Water Company; Philadelphia Suburban Corp.; SJW Corp.; Southern California Water; Southwest Water Co.; and United Water Resources.


      COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Nomination Committee of the Board of Directors of the Company establishes general compensation policies of the Company and considers and makes recommendations to the Board of Directors concerning the proposed compensation, salaries and per diems of the President and Chief Executive Officer, the Chairman, Vice Chairman, directors and members of the Committees of the Board of Directors of the Company. The Chairman and Vice Chairman serve the Company in a part-time capacity, and the amount of salary payable to such officers has been determined by the Committee based upon the amount of time dedicated and value of contributions made to the Company.

     Mr. Morris, the Chief Executive Officer of the Company, has served the Company as its President and General Manager from May, 1982 to May, 1995, when he assumed the position of President and Chief Executive Officer. The Compensation and Nomination Committee historically has established Mr. Morris' compensation after considering comparative salary data from industry and other salary surveys (including data derived from publicly disclosed compensation information concerning many of the companies identified in the Peer Index), individual past performance, the Company's performance (on an absolute basis and in comparison to peer performance within the context of a regulated industry), and to a lesser extent changes in the cost of living in the Company's service territory. While no formal salary or compensation guidelines have been developed or used, salary levels have been determined after balancing the foregoing factors (in their entirety, without giving weight to any particular factor and without regard to any particular relationship between compensation levels and any quantitative or qualitative aspect of the Company's performance) with the interests of the Company's shareholders, customers and employees.

     Section 162(m) of the Internal Revenue Code generally disallows, in certain circumstances, a tax deduction to public companies for compensation over $1 million paid to a corporation's chief executive officer and next four most highly compensated executive officers. The Company does not have any compensation programs that would be impacted by Section 162(m).


Frank Motter, Chairman             Paul W. Ware, Member
Josephine S. Appell, Member        Irvin S. Naylor, ex officio


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

 Mr. Irvin Naylor, Chairman of the Board, is a non-voting ex officio member of the Compensation and Nomination Committee. A member of the Compensation and Nomination Committee, Mrs. Josephine S. Appell is the wife of Louis J. Appell, Jr., the President and Chief Executive Officer and a shareholder of Susquehanna Pfaltzgraff Co., the parent company of Cable TV of York. The Company and Cable TV of York are parties to an agreement whereby Cable TV of York performs remote meter reading services on a monthly basis for a portion of the Company's customers. During 1995, the Company paid Cable TV of York $259,160 for such services.


    PROPOSAL TO AMEND AND RESTATE THE ARTICLES OF INCORPORATION

     The Board has adopted a resolution unanimously approving and recommending to the Company's shareholders an amendment and restatement of the Existing Articles. The text of the proposed amended and restated articles (the "Restated Articles") is attached hereto as Exhibit A and is incorporated herein by reference.

     The proposed Restated Articles (i) increase the authorized Common Stock of the Company from 1,000,000 to 1,200,000 shares; (ii) add a portion of Codorus Township to the description of the Company's chartered territory contained in the Existing Articles; and (iii) restate the Existing Articles to delete provisions which are no longer applicable and to conform the Existing Articles to the simpler format permitted by modern corporate statutes.

Increase in Authorized Common Stock

     The Company currently has 1,000,000 shares of Common
Stock authorized, of which 637,041 were outstanding as of March
15, 1996. The Company has no authorized or outstanding preferred stock.

     The Board believes the increase in the authorized amount of Common Stock is in the best interests of the Company and believes it is advisable to authorize such shares to have them available for, among other things, possible issuance in connection with such activities as public or private offerings of shares for cash, issuance in connection with the Company's dividend reinvestment plan, employee stock purchase plan and other stock-based plans that might be implemented in the future, stock splits, dividends payable in stock of the Company, and issuance in connection with acquisition of other companies and properties.

     The additional shares of Common Stock could be issued for any proper corporate purpose by the Board without further shareholder approval. The voting and equity ownership rights of the Company's shareholders may be diluted by any additional issuances of Common Stock of the Company. Shareholders will not have preemptive rights to subscribe for shares of Common Stock unless the Company grants such rights at the time of issue. Except as described below, the Company has no plans or proposals to issue any additional shares of Common Stock.

     The Company is currently considering the issuance, in the form of a shareholder subscription offering, of up to $5 million of Common Stock during 1996. The proceeds of such issuance would be used for capital expenditures and other general corporate purposes. The Company is also considering amendments to become effective in 1997 to the dividend reinvestment plan to remove the current limitation on the amount of dividends which a shareholder can reinvest and to permit shareholders to purchase additional shares of Common Stock through voluntary cash payments.

     The Board is required to make any determination to issue shares of Common Stock based on its judgment as to the best interests of the Company. Although the Board has no present intention of doing so, it could issue shares of Common Stock that could, depending on the circumstances make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise. When in the judgment of the Board such use would be in the best interest of the Company, such shares could be used to create voting or other impediments or to discourage persons seeking to gain control of the Company. Such shares could be privately placed with purchasers favorable to the Board in opposing such action. The issuance of new shares of Common Stock also could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board consider the action of such entity or person not to be in the best interest of the Company. Any such issuance could also have the effect of diluting the earnings per share, book value per share and/or voting power of the Common Stock.

Addition to Chartered Territory

     The Existing Articles set forth a description of the chartered territory within York County in which the Company may supply water to the public. This territory has been added to numerous times over the years, most recently in February 1994. The Restated Articles, if approved by shareholders, would add a portion of Codorus Township to the chartered territory and would consolidate the present territory and the proposed addition into one all-inclusive description. The proposed addition consists of a portion of Codorus Township and Jefferson Borough. Because the water supply and distribution system of Jefferson Borough is inadequate and the supply is of poor quality, the Borough has requested The York Water Company to acquire their facilities and supply water to their customers. The shareholders are not required to approve the purchase of the Jefferson Borough system and are not being requested to do so.

Restatement of Existing Articles

     The Company was incorporated by a special act of the Pennsylvania legislature in 1816. Since that time, the Company's articles of incorporation have been amended numerous times but have never been restated; the Existing Articles now comprise more than 100 pages, many of which are hand written. Although the Company was previously governed by the Pennsylvania Corporation Act of 1874 and Business Corporation Law of 1933, and is now governed by Business Corporation Law of 1988 (the "BCL"), the Existing Articles have never been comprehensively revised to conform to the style and format of modern corporation statutes.

     Because the Company is already governed by the BCL, the restatement will not effect any substantive changes in the Existing Articles except for the items specifically described above. The restatement will merely result in a simpler corporate document that can be more easily used by the officers of the Company and can be more easily provided to or filed with governmental agencies and other persons as needed.

Vote Required; Recommendation

     Approval of the proposal to amend and restate the Existing Articles requires the affirmative vote of a majority of the votes cast by all of the holders of Common Stock entitled to vote thereon at the Annual Meeting.

     The Board of Directors recommends a vote "FOR" the proposal to amend and restate the Existing Articles.


                     SHAREHOLDER APPROVAL OF
           APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company has approved the recommendation of the Audit Committee for the appointment of KPMG Peat Marwick, last year's auditors, as independent public accountants to audit the books and accounts of the Company for the year 1996. It is intended that, unless otherwise specified by the shareholders, votes will be cast pursuant to the proxy hereby solicited in favor of the appointment of KPMG Peat Marwick.

     Audit fees are approved by the Company's Audit Committee and all professional services to be rendered by KPMG Peat Marwick are approved by the Board of Directors, and the possible effect on auditors' independence of providing nonaudit services was considered prior to the service being rendered.

     Fees for audit services include the examination of financial statements, assistance with the preparation of the Annual Report to Shareholders and the annual report on Form
10-K to the Securities and Exchange Commission, tax computation assistance, and consultation in connection with various accounting and tax related matters.

     Representatives of KPMG Peat Marwick are expected to be present at the Annual Meeting. Such representatives will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from shareholders.

     Adoption of this proposal requires the affirmative vote of a majority of the votes cast by all shareholders entitled to vote at the Annual Meeting. The Board of Directors unanimously recommends a vote "FOR" this proposal. It is understood that even if the selection of KPMG Peat Marwick is ratified, the Board, at its discretion, may direct the appointment of a new independent auditing firm at any time during the year if the Board determines that such a change would be in the best interests of the Company and its shareholders.


                      DISCRETIONARY AUTHORITY

     The notice of Annual Meeting of Shareholders calls for the transaction of such other business as may properly come before the meeting. The Board of Directors has no knowledge of any matters to be presented for action by the shareholders at the meeting other than is hereinbefore set forth. In the event additional matters should be presented, however, the proxies will exercise their discretion in voting on such matters.


        SHAREHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTORS

     In accordance with the Company's bylaws, shareholder's proposals and nominations for Directors for consideration at the 1997 Annual Meeting of Shareholders must be received by the Company in writing prior to February 1, 1997.

                                                           Exhibit A

                              PROPOSED
                        AMENDED AND RESTATED
                     ARTICLES OF INCORPORATION
                                 OF
                       THE YORK WATER COMPANY


Article I.

     The name of the Corporation is The York Water Company

Article II.

     The address of the registered office of the Corporation in this Commonwealth is 130 East Market Street, York,
Pennsylvania  17401.

Article III.

     The purpose or purposes for which the Corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania are to engage in, and do any lawful act concerning, any or all lawful business for which a corporation may be incorporated under said Business Corporation Law; provided, however, that the Corporation shall be authorized and have the corporate power to supply water to the public only within the service territory as described in the attached Schedule 1.

Article IV.

     The term for which the Corporation is to exist is perpetual.

Article V.

     The aggregate number of shares which the Corporation shall have the authority to issue is 1,200,000 shares of Common Stock, par value $10.00 per share.

Article VI.

     The designations, qualifications, limitations, restrictions, and the special or relative rights in respect of the shares shall be as follows:


                     DIVISION A - COMMON STOCK

     SECTION 1.  Dividends and Shares in Distribution on
Common Stock. The Common Stock alone shall receive all further dividends and shares upon liquidation, dissolution, winding up or distribution.

     SECTION 2.  Voting Rights.  At any meeting of the
shareholders, each holder of Common Stock shall be entitled to one vote per share. Holders of Common Stock shall have the right to cumulate their votes for the election of directors of the Corporation.


                             SCHEDULE 1

     All of the City of York, the Boroughs of East Prospect, Hallam, Jacobus, Jefferson, Loganville, Manchester, Mount Wolf, New Salem, North York, Seven Valleys, Spring Grove, West York, Wrightsville, York Haven and Yorkana, and the Townships of East Manchester, Hellam, Manchester, Springfield, Spring Garden, Springettsbury and West Manchester, and parts of the Townships of Codorus, Jackson, Lower Windsor, Newberry, North Codorus, Windsor and York, all in the County of York and Commonwealth of Pennsylvania, collectively bounded and described as follows, to wit:

     BEGINNING at a point in the center line of the Codorus Creek at the junction of the boundary lines of Hellam Township and East Manchester Township which is also a point of intersection on the York County-Lancaster County boundary line; thence in a generally northwestwardly direction along the York County-Lancaster County boundary line and along the southwestern side of the Susquehanna River to a point at the intersection of the York County, Dauphin County and Lancaster County boundary lines which point is located in a generally northwestwardly direction from the Borough of York Haven; thence in a generally southwardly direction in a straight line to the point of intersection of the center lines of the Little Conewago Creek, the Conewago Creek and the common point of the boundary lines of East Manchester Township, Newberry Township and Conewago Township which point is located in a generally westwardly direction from Conewago Heights; thence in a generally southwestwardly direction along the center line of the Little Conewago Creek which is also the East Manchester Township-Conewago Township boundary line and also becomes the Manchester Township-Conewago Township boundary line and also becomes the Manchester Township-Dover Township boundary line and also becomes the West Manchester Township-Dover Township boundary line, to the point of intersection on the center line of the Little Conewago Creek with the center line of Honey Run Creek which point is located in a generally westwardly direction from the northern portion of Honey Run Golf Course; thence in a generally southwardly direction along the center line of the Honey Run Creek which is also the West Manchester Township-Dover Township boundary line, to a point located approximately 1,800 feet north of the point of junction of the southern boundary line of Dover Township with the northern boundary line of Jackson Township and the western boundary line of West Manchester Township which point is located 200 feet north of Pa. Rte. 234 also known as the East Berlin Road; thence in a generally westwardly direction along the Jackson Township-Dover Township boundary line to a point on said line 200 feet north of Pa. Rte. 234 also known as the East Berlin Road; thence in a generally westwardly direction along a line 200 feet north of Pa. Rte. 234 also known as the East Berlin Road parallel to and concentric with thereto to a point 200 feet north of Pa. Rte. 234 at the intersection of the Jackson-Paradise Township boundary line; thence in a generally southeastwardly direction to a point at the intersection of the North Codorus-Codorus Township boundary line with the Codorus Creek adjacent to Manheim Township; thence in a generally southeastwardly direction to a point BM 649 at Brodbecks at the Codorus Creek; thence generally northeastwardly to the point of intersection thereof with the junction of the southern boundary line of Springfield Township, with the northern boundary line of Shrewsbury Township and the eastern boundary line of Codorus Township; thence in a generally eastwardly direction to a point at the junction of the southern boundary line of Springfield Township, with the northern boundary line of Shrewsbury Township and the western boundary line of North Hopewell Township; thence in a generally northwardly direction along the center line of the East Branch of the Codorus Creek which is also the Springfield Township-North Hopewell Township boundary line to the point of intersection thereof with the junction of the eastern boundary of Springfield Township, with the northern boundary line of North Hopewell Township and the southern boundary line of York Township; thence in said York Township in a generally northeastwardly direction to a point at the intersection of Chapel Church Road (York Township Rte. T-736) and Springwood Road (L.R. 66053) which point is located at Relay; thence in a straight line in a generally northeastwardly direction to a point in Windsor Road (L.R. 66020) in Windsor Township 200 feet in a generally southwardly direction as measured along said road from its intersection with Ruppert Road (T-753) which leads eastwardly from Windsor Road to Holtz; thence in a straight line in a generally northeastwardly direction to a point in Lower Windsor Township located 5,300 feet north of the center line of Beaver Creek with such point being located on the York County-Lancaster County boundary line in the Village of Long Level; thence in a generally northwestwardly direction along the York County-Lancaster County line to a point in the center line of the Codorus Creek at the junction of the boundary lines of Hellam Township and East Manchester Township, the place of the BEGINNING.

PAGE

EXHIBIT II
                       THE YORK WATER COMPANY
                               PROXY
          (Solicited on Behalf of the Board of Directors)

The York Water Company hereby constitute(s) and appoint(s) the proxies named in the Proxy Statement, and each of them, as the substitute and proxy of the undersigned with power of substitution, for and in the name of the undersigned, to vote at the annual Meeting of the shareholders of The York Water Company to be held at 1:00 P.M. on the date set forth on this Proxy, and at any adjournment or adjournments thereof, upon the proposals referred to, and , in their discrtion, upon any other business which may properly come before the meeting, all in accordance with and as more fully described in the Notice and Proxy Statement for said meeting.

Account No.   Shares     Annual Meeting on May 6, 1996

Said Proxies are authorized and directed to vote as indicated upon the following Proposals:

Proposal (1) Election of Directors:

For All Three Nominees
(Except as marked to the Contrary Below)


Withhold Authority
(To vote for all nominees Listed Below

Instruction: to Withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below; or to cumulate your voted (the total may not exceed three times the number of your shares) insert the number of votes you desire for each nominee by specifying that number in the space provided under such nominee's name.

Paul W. Ware
(           votes)

John L. Finlayson
(            votes)

Chloe R. Eichelberger
(            votes)


The Board of Directors recommends a vote "for" all three nominees

(2)  Appoint KPMGF Peat Marwick as auditors
For
Against
Abstain


(3) Proposal to amend and restate the articles of incorporation of the Company

For
Against
Abstain


(Authority to vote for the election of Directors shall be deemed to be granted unless specifically withhold. Shareholders' directions on other matters set forth above will be complied with, but if no direction is made, shares will be voted in accordance with the recommendations of the Board ofDirectors).

Signature

Signature if held jointly

Dated

If no direction is made, this Proxy will be voted in accordance with the recommendations of the Board of Directors




Multiple owners whould all sign. Executors, administrators, trustees, guardians, etc., should so indicate when signing.